Exhibit 99.1

REVOCABLE PROXY
THE CONNECTICUT BANK AND TRUST COMPANY
SPECIAL MEETING OF SHAREHOLDERS
[DATE OF MEETING]
[TIME OF MEETING], Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official Proxy Committee of The Connecticut Bank and Trust Company (the “Company”), consisting of P. Anthony Giorgio, John A. Green and each of them, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [date of meeting], at [time of meeting] local time at the Company’s main office located at 58 State House Square, Hartford, Connecticut, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of October 25, 2011, by and between Berkshire Hills Bancorp, Inc., Berkshire Bank and The Connecticut Bank and Trust Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to approve, by non-binding advisory vote, certain compensation arrangements for The Connecticut Bank and Trust Company’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed.  If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.  This proxy also confers discretionary authority on the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed shareholder acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus for the Special Meeting, dated [date of proxy statement/prospectus].

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.